UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 1999


                               Danzer Corporation
               (Exact name of issuer as specified in its charter)


New York                             0-17430                13-3431486
(State or other jurisdiction     (Commission File           (I.R.S.Employer
of incorporation)                    Number)                Identification No.)

17500 York Road, Hagerstown, MD                             21740
(Address of principal executive offices)                    (Zip Code)



(Registrant's telephone number, including area code: (301) 582-2000


              (Former name, former address and former fiscal year,
                         if changed since last report)


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Item 4. Changes in Registrant's Certifying Accountant.

    In response to the Commission's inquiry regarding the previously filed Current Report on Form 8-K filed on or around October 6, 1999, the registrant submits the following:

Danzer Corporation, a/k/a Global Environmental Corp.

We want to preface our responses to your November 1, 1999 letter by reviewing changes the Company=s Board of Directors has made since 1997. During the 1997 fiscal year, the Board recognized that the then current management was not properly performing many of its duties at the Company and specifically was not providing enough direction in and resources to the accounting department. In the Fall of 1997, the Board dismissed the Chief Executive and Chief Financial Officers, hired an interim Chief Executive and permanent CFO, and made a strategic decision to focus the entire business on the manufacturing of service truck bodies for utility companies, contractors, and cable service providers. The Board also named a new Chairman and in March 1998 hired a permanent CEO. All of these changes were under the direction of the Board to bring financial stability, profitability and focus to the Company.

When the interim CEO and CFO arrived at the Company in November 1997, the problems intensified causing the transition process to go less than smoothly. There was significant turnover in the accounting department and the remaining 3 accounting people all had less than one year of experience. To further complicate matters, the Company was in the process of adjusting its product mix in an effort to follow its new strategic direction, which resulted in a loss of revenue that reduced availability of cash from the Company=s lender. New management had to immediately get additional cash into the Company to meet payroll and accounts payable of key vendors. Additionally, the prior CFO, who had been retained on a per diem basis to assist in the management transition, was killed in a motorcycle accident before providing sufficient answers to various operating and accounting questions.

Despite the setbacks, management pushed forward and implemented numerous operational and accounting controls. The Company hired the present CFO who spent an enormous amount of time maintaining daily operations and implementing new procedures in order to allow for the creation of accurate monthly financial statements. The Company also hired a cost accountant to improve the costing system in May 1998.

Item 1. Attached is a copy of each of the management letters for 1997 and 1998. There are no new reportable conditions from the 1997 management letter, so the answers below relate to both years. In detail the corrective actions to each reportable item are addressed as follows:

General Ledger and Account Reconciliation

We have identified significant general ledger accounts that are now being reconciled monthly. The specific accounts are accounts receivable, accounts payable, purchased parts inventory, accrued payables and trade payables. We have assigned responsibility for reconciling the detail printout to the general ledger each month. Any corrective entries are being made monthly to keep the accounts in balance. The CFO is involved in, reviews, and approves these corrective entries.


Regulatory Filings

We have hired an additional degreed accountant in May, 98 to strengthen both the internal and external financial reporting.

Cash

Throughout 1997 and 1998, bank reconciliations have been done in a more timely fashion. Throughout all of calendar year 1999 bank reconciliations have been done on a monthly basis.


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All the Company=s cash is being sent to our lender directly out of our lock-box.
We must make written requests of our lender to obtain funding to meet our disbursements. We manage our cash position daily by use of an online system with the bank to determine the amount of cash being deposited as well as the amounts clearing our account. We know daily what our operating cash balance is and how much cash is received into our lock-box. We now have two officer signatures on checks over $5,000.

Checks are being issued weekly based upon vendor terms. Those checks are mailed daily and all checks are mailed within 7 days. We log all checks used and they are all being issued in sequence.

We closed all extraneous bank accounts in the middle of 1998 and have changed the general ledger account numbers so only a single bank account per general ledger account is being posted into the general ledger.

Segregation of Duties

Management is aware of the problems relating to segregation of duties for payroll and accounts receivable. The first task management had to accomplish was to develop and implement procedures within these functions. Payroll was outsourced to a third party. With respect to accounts receivable, personnel were trained to understand the current computer system. We established customer credit limits and a credit policy. Once the new policies and procedures become established and the personnel become familiar with the system, we will then look into the segregation of duties, which is currently not cost beneficial.

Early in 1998 the general ledger and monthly financial statement preparation was assigned to another accounting employee.

Another employee other than the payroll person is distributing payroll checks. Each week another accounting person is checking the hours paid versus the hours off the time cards.

Accounts Receivable personnel are required to obtain management approval on any write-off of a customer=s account balance.


Computer System

We now have a backup tape offsite. Our computer system is a PC based network. We have copies of the operating system, application programs and the database. All we need to do after a disaster is go to any store that sells computers and purchase them to get back in operations. We understand the importance of having a formalized plan but we don=t believe we can justify spending resources to formalize a recovery plan at this time.

Inventory B Perpetual ReportsB Perpetual Reports

We have changed our accounts payable process to match invoices to receivers. An employee does a visual inspection of the receipt. The packing list is used to receive material into perpetual inventory. Accounts Payable personnel then match the invoice to the receipt paperwork and the receipt transaction is entered into the computer database.

Accounts Payable

All employees have been informed of the importance of recording expenses in the proper periods. All received items are recorded into accrued payable account at time of receipt. We accrue major items at end of periods. We have made major efforts to inform employees of the importance of supporting documents for all expenses. Each item purchased has an approved requisition signed by a staff member. All expenses that don=t have purchase orders issued are approved prior to vouchering.

Inter-company Reconciliation

We have changed our operations accounting to eliminate the need for almost all intercompany transactions.


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Board of Director Minutes

We have a new Chairman, a new CEO, and a new CFO and they are all committed to conduct business in a proper and controlled environment. Board meetings are regularly held and proper minutes are presented and approved at each meeting. No critical decision is implemented without Board approval.

Inventory

We completely altered the prior physical inventory methodology in June 1998. The new procedures include the controls necessary to ensure a proper counting and valuing of the physical inventory.

Adjustments

All adjusting entries are now being properly documented.

Item 2

Year-end adjustments were as follows: an adjustment for $60,000 to reconcile the physical inventory as counted to the general ledger. In FY 1996 and FY 1997, we had untrained people and procedures in place to record inventory transactions. As a result, a new CFO and cost accountant were hired to correct the inventory accounting and proper inventory controls are now in place.

Another year-end adjustment was made to record accounts payables for purchased inventory for $229,000. This was the result of accounts payable transactions being incorrectly charged to the inventory account number. The distribution of this entry was $160,000 to work-in-process inventory and $69,000 to cost of goods sold in the 4th quarter.

Another year-end adjustment was to increase the Allowance for Bad Debts. The Company made an initial adjustment of $158,000 which was increased as a result of the audit process by another $96,000. Other audit adjustments include:

         Adjust for differences in unrecorded liabilities that reduced profit by $41,000;
         Adjust difference between accounts payable confirmations and Company balances of $87,000;
         Adjustment to accounts payable to reflect unrecorded expenses of $78,000;
         Adjust for inventory price test errors of $48,000;
         Adjust for errors noted in inventory cost test $92,000;
         Adjust for overhead analysis $36,000;
         Adjust for pension liabilities $119.000;
         Adjust depreciation by $27,000;
         Adjust Royalty Accrual by $57,000;
         Adjust interest expense by $18,000


As alluded to in the introductory paragraph to this letter, the Company in the fiscal year ended October 31, 1997 experienced significant problems with respect to the accounting function. There was significant turnover in the accounting department, some lack of qualified personnel, a new CFO and some lack of segregation of duties. These situations existed primarily due to the Company=s financial and operational problems, which resulted in less emphasis being placed on financial reporting. As a result, the Company relied upon the audit process at the end of the year to identify accounting adjustments rather than producing fully adjusted monthly financial statements on a timely basis. The year end adjustments, which were recorded in the fourth quarter of the fiscal year ended October 31, 1997, related in some cases, to prior quarters included in the fiscal year end October 31, 1997. None of the adjustments relate to a prior fiscal year. Unfortunately, due to the factors previously identified, including the death of the individual who was the Company=s CFO for FY 1997, the Company is unable to identify to which quarters in fiscal year 1997 such adjustments relate and, therefore, has not restated any fiscal 1997 quarters.

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Item 3

With the change in the Company=s CFO it is difficult to determine the reason why the gross margins and SG&A expenses increased in the fourth quarter of fiscal 1997. All we can do is provide a reasonably good scenario of what happened. In the second quarter of fiscal year 1997, a new cost system was installed because the procedures previously in place to assign costs to work orders were not functioning effectively. Costs became difficult to match to sales because work orders were not being closed. As a result, the process used to develop estimates for quarterly allocation did not result in appropriate quarterly reporting. At the end of the year work orders were finally closed, estimates made, and cost of goods sold and SG&A expenses were adjusted in the final quarter.

Item 4

We made adjusting entries in the fourth quarter as a result of the Company relying upon the audit process at the end of the year to identify accounting adjustments rather than producing fully adjusted monthly financial statements on a timely basis. The year end adjustments, which were recorded in the fourth quarter of the fiscal year ended October 31, 1997, related in some cases, to prior quarters included in the fiscal year end October 31, 1997. None of the adjustments relate to a prior fiscal year. In the second quarter of fiscal 1997, a new cost system was installed because the procedures previously in place to assign costs to work orders were not functioning effectively. Costs became difficult to match to sales because work orders were not being closed. As a result, the process used to develop estimates for quarterly allocation did not result in appropriate quarterly reporting. At the end of the year work orders were finally closed, estimates made, and cost of goods sold and SG&A expenses were adjusted in the final quarter. Unfortunately, due to these factors listed above, including the death of the individual who was the Company=s CFO for FY 1997, the Company is unable to identify to which quarters in fiscal year 1997 such adjustments relate and, therefore, has not restated any fiscal 1997 quarters.

The Provision for Bad Debts increased primarily because of the adjustments in our product mix in an effort to follow the Company=s new strategic plan. With the sale of the Company=s air movement product division, outstanding balances due from former air movement product customers became more questionable because of the loss of the ongoing relationship thereby causing adjustments to be made. Furthermore, because the adjustments came about in the fourth quarter of fiscal 1997, that is when they were made and no estimates were appropriate for prior periods.




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                   GLOBAL ENVIRONMENTAL CORP. AND SUBSIDIARIES

Item 5

The audit report will be revised to include the signature of Rudolph, Palitz LLC our accountants for fiscal year end October 31, 1997.

Item 6

The 10-Q statements for the quarters ending January 31, 1998, April 30, 1998 and July 31, 1998 will be filed by November 22, 1999. The 10-K for the fiscal year ending October 31, 1998 will be filed by January 15, 2000. The first, second and third quarter 10-Q statements for fiscal year 1999 will be filed on or before March 15, 2000.

The new accountants have just started their audit procedures for fiscal year ending October 31, 1999. We have had an initial meeting to complete a questionnaire on our policies and procedures. The new accountants have not identified any material internal control deficiencies. They also observed our physical inventory and have not informed us of problems.

The Company=s adjustments in the fourth quarter of the fiscal year ended October 31, 1998 made as a result of the audit process were immaterial.

    Item 7.  Financial Statements and Exhibits.

    Exhibit 99. Management Letters of Prior Accountants.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: November 9, 1999
                                            Danzer Corporation


                                            /s/ Terry Moore
                                            ------------------------------------
                                            Terry Moore, Vice President and
                                                         Chief Financial Officer